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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of JPE, Inc. (d/b/a ASCET INC and ASC Exterior Technologies), on Form S-8 (File Nos. 33-86060, 33-93326 and 33-93328), of our report dated April 1, 1999, on our audits of the consolidated financial statements and financial statement schedule of JPE, Inc. (d/b/a ASCET INC and ASC Exterior Technologies) as of December 31, 1998, and for the years ended December 31, 1998 and 1997 which report is included in this Annual Report on Form 10-K.

                            /s/ PricewaterhouseCoopers LLP
                                --------------------------

Detroit, Michigan
March 28, 2000